UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934
(Amendment No.    )

Filed by the Registrant ☒	Filed by a Party other than the Registrant ☐
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☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material under 240.14a-12
Kemper Corporation
(Name of registrant as specified in its charter)

(Name of person(s) filing proxy statement, if other than the registrant)

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☐	Fee paid previously with preliminary materials.

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ADDITIONAL INFORMATION REGARDING THE ANNUAL MEETING OF SHAREHOLDERS TO NOW BE HELD TUESDAY, MAY 5, 2020

The following Notice of Change of Date, Time and Location relates to the Proxy Statement ("Proxy Statement") of Kemper Corporation (“Company” or "Kemper"), dated and filed with the Securities and Exchange Commission (“SEC") on March 25, 2020 in connection with the solicitation of proxies by the Board of Directors of Kemper for use at its Annual Meeting of Shareholders ("Annual Meeting"), to now be held on Tuesday, May 5, 2020. This supplement to the Proxy Statement is being filed with the SEC and is being made available to shareholders on or about April 7, 2020.

THE NOTICE SHOULD BE READ IN CONJUNCTION WITH THE PROXY STATEMENT. EXCEPT AS AMENDED OR SUPPLEMENTED BY THE INFORMATION CONTAINED IN THIS SUPPLEMENT, ALL INFORMATION SET FORTH IN THE PROXY STATEMENT CONTINUES TO APPLY AND SHOULD BE CONSIDERED IN VOTING YOUR SHARES.

NOTICE OF CHANGE OF DATE, TIME AND LOCATION
OF ANNUAL MEETING OF SHAREHOLDERS
TO BE HELD ON TUESDAY, MAY 5, 2020

Due to public health and safety concerns related to the coronavirus (COVID-19) pandemic, notice is hereby given that the date, time and location of the Annual Meeting has been changed. The Annual Meeting will now be held at 4:00 p.m. Central Time on Tuesday, May 5, 2020, by means of a virtual meeting format only, instead of at 8:00 a.m. Central Time on Wednesday, May 6, 2020 at the location previously disclosed in the Proxy Statement. Shareholders will not be able to attend the meeting in person. As described in the Proxy Statement, all shareholders of record at close of business on March 12, 2020 will be entitled to attend in the Annual Meeting.
Shareholders can attend the meeting by accessing www.virtualshareholdermeeting.com/KMPR2020 and entering the 16-digit control number on the proxy card or notice of availability of proxy materials previously furnished. A list of shareholders entitled to vote at the Annual Meeting will be available during the entirety of the meeting at the meeting website. After successfully entering your 16-digit control number, you may vote during the Annual Meeting and submit questions by following the instructions available on the meeting website. The proxy card included with the Proxy Statement previously filed will not be updated to reflect the change in date, time and location and may continue to be used to vote your shares in connection with the Annual Meeting.

Regardless of whether you plan to participate in the Annual Meeting, please vote your proxy as promptly as possible. You may vote by timely returning your signed and dated proxy card in the postage-paid envelope provided, or you may vote by telephone or through the Internet. Instructions are printed on your proxy card.

By Order of the Board of Directors,

C. Thomas Evans, Jr.
Secretary
Chicago, Illinois
April 7, 2020
Access to the Annual Meeting on May 5, 2020 at 4:00 p.m. Central Time will be available at www.virtualshareholdermeeting.com/KMPR2020. The Company’s 2020 Proxy Statement and 2019 Annual Report to Shareholders are also available on the Company's website at kemper.com and at proxyvote.com.